Exhibit 1.A(3)(d)

                              WHOLESALING AGREEMENT


THIS WHOLESALING AGREEMENT ("Agreement"), made this ____ day of ____________, 20__, by and between SOUTHLAND LIFE INSURANCE COMPANY ("SOUTHLAND"), a Texas corporation, and ING AMERICA EQUITIES, INC. ("ING AMERICA EQUITIES"), a Colorado corporation, and ________________________________ ("BROKER-DEALER"), a
__________________ corporation, and ________________________________
("WHOLESALER") (collectively "THE PARTIES").


                                    RECITALS

WHEREAS, SOUTHLAND issues certain variable life insurance policies described in this Agreement or in the Schedules attached hereto (the "CONTRACTS"), which are deemed securities under the Securities Act of 1933 ("1933 ACT"); and

WHEREAS, ING America Equities and BROKER-DEALER are duly licensed as Broker-Dealers with the National Association of Securities Dealers ("NASD") and the U.S. Securities and Exchange Commission ("SEC"); and

WHEREAS, WHOLESALER is a registered representative of BROKER-DEALER and a duly licensed insurance agent; and

WHEREAS, SOUTHLAND has appointed ING AMERICA EQUITIES as the principal underwriter and distributor of the
CONTRACTS; and

WHEREAS, SOUTHLAND, ING AMERICA EQUITIES, BROKER-DEALER and WHOLESALER desire to establish an arrangement whereby Wholesaler will recommend to ING AMERICA EQUITIES certain Broker-Dealers to solicit sales of the CONTRACTS and/or recommend CONTRACTS to registered representatives of these Broker-Dealers for sale to customers; and

WHEREAS, ING AMERICA EQUITIES delegates to BROKER-DEALER, to the extent legally permitted, certain training and administrative responsibilities and duties in connection with WHOLESALER'S activities pursuant to this Agreement.

NOW THEREFORE, in consideration of the premises and mutual promises contained herein, THE PARTIES hereto agree as follows:


1)      APPOINTMENT

        SOUTHLAND and ING AMERICA EQUITIES hereby appoint WHOLESALER to recommend certain Broker-Dealers to ING AMERICA EQUITIES to solicit sales of the CONTRACTS which are described in the Schedules attached hereto and/or recommend CONTRACTS to registered representatives of such Broker-Dealers for sale to customers. SOUTHLAND hereby appoints BROKER-DEALER and BROKER-DEALER accepts appointment to supervise WHOLESALER'S wholesaling activities.



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2)      REPRESENTATIONS

   a) Each party to this Agreement represents to the others, through the signatures below, that it has full power and authority to enter into this Agreement and to perform the services and obligations contemplated hereunder.

   b) ING AMERICA EQUITIES represents that it is a member of the NASD and is registered as a Broker-Dealer under the Securities Exchange Act of 1934 ("1934 ACT) and under the laws of each jurisdiction in which such registration is required for the sale of the CONTRACTS.

   c) BROKER-DEALER represents that it is a member of the NASD and is registered as a Broker-Dealer under the 1934 ACT and under the laws of each jurisdiction in which such registration is required for the sale of the CONTRACTS.

   d) SOUTHLAND represents that the CONTRACTS and related separate accounts do and will continue to comply with the registration and other applicable requirements of the 1933 ACT, the Investment Company Act of 1940 ("the 1940 Act"), and the rules and regulations thereunder, including the terms of any SEC order with respect thereto.

   e) SOUTHLAND represents that the CONTRACTS have been duly filed and accepted by the state insurance departments in jurisdictions where it is authorized to transact business. SOUTHLAND shall provide notice of such jurisdictions to THE PARTIES.

   f) SOUTHLAND represents that the CONTRACT prospectuses currently included in SOUTHLAND'S registration statement, as filed with the SEC, contain or will contain, all statements and information which are required to be stated therein by the 1933 ACT and in all respects conform to the requirements thereof.

3)      COMPLIANCE WITH NASD CONDUCT RULES AND FEDERAL AND STATE LAWS

        BROKER-DEALER shall fully comply with the requirements of the 1934 Act and all other applicable federal and state laws and with the rules of the NASD. BROKER-DEALER shall establish such rules and procedures as are necessary to diligently supervise the securities activities of Representatives. BROKER-DEALER shall maintain appropriate books, records and supervisory procedures as required by the SEC, NASD or other regulatory agencies having jurisdiction.

4)      LICENSING AND APPOINTMENT OF WHOLESALER AND BROKER-DEALERS

        WHOLESALER shall recommend that certain Broker-Dealers or registered representatives who desire to solicit CONTRACTS be contracted and appointed with SOUTHLAND and ING AMERICA EQUITIES in accordance with SOUTHLAND'S and ING AMERICA EQUITIES' procedures in effect at the time of contracting and appointment. SOUTHLAND and ING AMERICA EQUITIES shall have the right to reject or accept any such recommendation, but shall not do so arbitrarily or unreasonably.

5)      QUALIFICATION AND SUPERVISION OF WHOLESALER

  a) Before WHOLESALER engages in the wholesaling activities described herein, BROKER-DEALER will cause the Wholesaler (i) to be a registered representative of BROKER-DEALER; (ii) to qualify under all applicable laws to engage in wholesaling activities; (iii) to be trained in the sale of the CONTRACTS;

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        and (iv) to limit wholesaling activities to jurisdictions where
        SOUTHLAND has authorized solicitation of the CONTRACTS.

  b) BROKER-DEALER shall have full responsibility for the training, supervision and control of WHOLESALER'S wholesaling activities. WHOLESALER shall be subject to the control of BROKER-DEALER with respect to activities in connection with the CONTRACTS. BROKER-DEALER shall comply with the administrative procedures of SOUTHLAND and ING AMERICA EQUITIES. Such procedures are subject to change and are freely amendable from time to time by SOUTHLAND and ING AMERICA EQUITIES.

  c) BROKER-DEALER has specific responsibility for supervising and reviewing WHOLESALER'S use of sales literature, advertising and all other communications in connection with the CONTRACTS. No sales solicitation, including delivery of supplemental sales literature shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by the then current prospectus(es).

  d) If WHOLESALER fails to comply with the BROKER-DEALER'S rules and standards, the BROKER-DEALER shall terminate the wholesaling activities of WHOLESALER relating to the CONTRACTS and shall promptly notify SOUTHLAND and ING AMERICA EQUITIES of such termination.

  e) Upon request by SOUTHLAND or ING AMERICA EQUITIES, BROKER-DEALER shall furnish appropriate records to evidence BROKER-DEALER'S diligent supervision.

6)      ADVERTISING AND SALES PROMOTION MATERIALS

        BROKER-DEALER warrants that only advertising and sales materials, including illustrations, which have been approved in writing in advance of use by SOUTHLAND and ING AMERICA EQUITIES will be used by WHOLESALER.

7)      COMPENSATION

        Compensation payable under this Agreement shall be paid to BROKER-DEALER in accordance with the Schedule(s) attached hereto as are in effect at the time premium payments are received by SOUTHLAND. SOUTHLAND reserves the right to revise the Schedule(s) at any time upon ten (10) days prior written notice to BROKER-DEALER. Compensation to WHOLESALER for wholesaling activities shall be governed by an agreement between BROKER-DEALER and WHOLESALER.

8)      HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

        No party to this Agreement will be liable for any obligation, act or omission of any other. Each party to this Agreement will hold harmless and indemnify SOUTHLAND, ING AMERICA EQUITIES, BROKER-DEALER and WHOLESALER, as appropriate, for losses or expenses suffered (including reasonable attorneys' fees) as a result of a violation or non-compliance by that party or ASSOCIATED PERSONS of that party of any applicable law or regulation. The term "ASSOCIATED PERSON" herein shall be defined consistently with such definition as contained in the NASD Membership and Conduct Rules.

9)      NON-WAIVER PROVISION

        Failure of a party to terminate the Agreement for causes as set forth in this Agreement does not constitute a waiver of the right to terminate this Agreement at a later time.


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10)     AMENDMENTS

        Except as stated in Section 7, no amendment to this Agreement will be effective unless it is in writing and signed by all parties hereto.

11)     INDEPENDENT CONTRACTOR

        BROKER-DEALER and WHOLESALER are independent contractors with respect to SOUTHLAND and ING AMERICA EQUITIES.

12)     NOTIFICATION AND COOPERATION IN INVESTIGATION

        BROKER-DEALER and WHOLESALER agree to notify ING AMERICA EQUITIES promptly of any disciplinary proceedings against WHOLESALER or any threatened or filed arbitration action or civil litigation arising out of WHOLESALER'S activities. BROKER-DEALER, WHOLESALER, ING AMERICA EQUITIES and SOUTHLAND jointly agree to cooperate fully in any insurance, securities or other regulatory investigation or proceeding or judicial proceeding arising in connection with the activities contemplated hereunder with regard to any CONTRACT.

13)     BOOKS AND RECORDS

        SOUTHLAND, ING AMERICA EQUITIES, BROKER-DEALER and WHOLESALER agree to maintain the books, accounts and records so as to clearly and accurately disclose the nature and details of transactions and to assist each other in the timely presentation of records. ING AMERICA EQUITIES, BROKER-DEALER and WHOLESALER shall each submit such records to the regulatory and administrative bodies which have jurisdiction over THE PARTIES hereto.

14)     LIMITATIONS

        No party other than SOUTHLAND or ING AMERICA EQUITIES shall have the authority to make, alter or discharge any selling agreement on behalf of SOUTHLAND or ING AMERICA EQUITIES. No party other than SOUTHLAND shall have the authority to make, alter or discharge any CONTRACT issued by SOUTHLAND, or to substitute or alter the forms which SOUTHLAND may prescribe; or to enter into any proceeding in any forum, court or before a regulatory agency in the name of or on behalf of SOUTHLAND.

15)     AUTHORIZED ACTIVITIES

        WHOLESALER's and BROKER-DEALER's activities related to, authorized by and on behalf of SOUTHLAND and ING AMERICA EQUITIES under this Agreement are limited to those described herein and specifically do not extend to retail solicitation and sales of the CONTRACTS. Such solicitation or sales are authorized only by an executed Selling and Supervisory Agreement.

16)     TERMINATION

        This Agreement shall continue for an indefinite term, subject to the termination by any party upon ten (10) days advance written notice to the other parties, except that in the event ING AMERICA EQUITIES or BROKER-DEALER ceases to be a registered Broker-Dealer or a member of the NASD or in the event of a material breach of a representation or covenant of this Agreement, this

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        Agreement shall be immediately terminable. Upon termination of the
        Agreement, the authorizations, rights and obligations shall cease, except for the survival of the provisions and agreements in Sections 7, 8 and 12 and the payment of any accrued but unpaid compensation to BROKER-DEALER or refund of compensation due to ING AMERICA EQUITIES and SOUTHLAND, to the extent permitted by law.

17)     NOTICES

        All notices to SOUTHLAND and ING AMERICA EQUITIES relating to this Agreement are deemed delivered when mailed to:

                        Southland Life Insurance Company
                        c/o Office of the General Counsel
                                  1290 Broadway
                              Denver, CO 80203-5699

                                 with a copy to:

                           ING America Equities, Inc.
                            Attn: Chief Legal Officer
                                  1290 Broadway
                              Denver, CO 80203-5699

18)     ASSIGNMENT

        This Agreement may not be assigned except by written mutual consent of THE PARTIES.

19)     BINDING EFFECT; SEVERABILITY

        This Agreement shall be binding on and shall inure to the benefit of THE PARTIES to it and their respective successors in interest. If any provision of the Agreement conflicts with any other provision, or if any provision shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

20)     GOVERNING LAW AND VENUE

        This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. THE PARTIES agree that the District Court for the City and County of Denver, Colorado, shall have jurisdiction and be the appropriate venue for any required judicial interpretation and enforcement of this Agreement.

21)     EXECUTION IN COUNTERPARTS

        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


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22)      EFFECTIVE DATE; ENTIRE AGREEMENT

         This Agreement shall be effective as of the date first specified above. This Agreement, including all Schedules and exhibits hereto, constitutes the entire Agreement between THE PARTIES and supersedes in its entirety any and all previous agreements among THE PARTIES with respect to wholesale activities related to the CONTRACTS.




IN WITNESS WHEREOF, this Agreement has been executed by THE PARTIES as of the effective date.

SOUTHLAND LIFE INSURANCE COMPANY      ING AMERICA EQUITIES, INC.




By:                                     By:
   ---------------------------------       ---------------------------------

Print Name:                            Print Name:
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Title:                                 Title:
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WHOLESALER                             BROKER-DEALER

By:                                    By:
   ---------------------------------      ----------------------------------

Print Name:                            Print Name:
            ------------------------              --------------------------

Title:                                 Title:
      ------------------------------         -------------------------------



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